SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN A PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other that the Registrant /   /

Check the appropriate box:
/   / Preliminary Proxy Statement
/   / Confidential for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
/ X / Definitive Proxy Statement
/   / Definitive Additional Materials
/   / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 MERISEL, INC.
                (Name of Registrant as Specified in Its Charter)

                                     N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): N/A

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3). / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
         (5) Total fee paid:
-------------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

-------------------------------------------------------------------------------

(2) Form, Schedule or Registration No.:

-------------------------------------------------------------------------------

(3) Filing Party:

-------------------------------------------------------------------------------

(4) Date Filed:

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



                                  MERISEL, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 19, 1999


TO THE STOCKHOLDERS OF MERISEL, INC.:


         The Annual Meeting of Stockholders (the "Annual Meeting") of Merisel, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 19, 1999 at 8:00 a.m., Los Angeles time, at the Company's headquarters located at 200 Continental Boulevard, El Segundo, California, for the following purposes as described in the accompanying Proxy Statement:


         1.         To elect two Class II directors to the Board of Directors to
                    serve  until  the  third   succeeding   annual   meeting  of
                    stockholders.

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.


         The Board of Directors has fixed March 31, 1999 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof, and only record holders of Common Stock at the close of business on that day will be entitled to vote. A copy of the Company's 1998 Annual Report and Form 10-K, including financial statements for the fiscal year ended December 31, 1998, is enclosed with this Notice of Annual Meeting but is not to be considered part of the proxy soliciting material.


         All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, to ensure your representation at the Annual Meeting, please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.


                                      By Order of the Board of Directors




                                      Karen A. Tallman
                                      Secretary


El Segundo, California
April 7, 1999

                                  MERISEL, INC.
                            200 Continental Boulevard
                          El Segundo, California 90245


                                 PROXY STATEMENT


                               GENERAL INFORMATION

         This Proxy Statement is being sent on or about April 12, 1999 in connection with the solicitation of proxies by the Board of Directors of Merisel, Inc., a Delaware corporation (the "Company" or "Merisel"). The proxies will be voted at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), which will be held on May 19, 1999, at 8:00 a.m., Los Angeles time, at the Company's headquarters located at 200 Continental Boulevard, El Segundo, California, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The record date for the Annual Meeting is the close of business on March 31, 1999 (the "Record Date"), and all holders of record of Merisel's common stock, par value $0.01 per share (the "Common Stock"), on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting, or at any adjournment thereof. The Company's principal executive offices are located at 200 Continental Boulevard, El Segundo, California 90245, and its telephone number is (310) 615-3080.

         A proxy form for use at the Annual Meeting is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope provided in order to ensure that your shares will be voted at the Annual Meeting. Any stockholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting for the Director nominees named herein and with regard to all other matters in the discretion of the persons named in the accompanying form of proxy.

         The only voting securities of the Company are the outstanding shares of Common Stock. At the Record Date, 80,278,682 shares of Common Stock were outstanding and there were 1,072 stockholders of record. The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. As to all matters, each holder of Common Stock is entitled to one vote for each share of Common Stock held. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The director nominees who receive the greatest number of votes at the Annual Meeting will be elected to the Board of Directors of the Company. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect with respect to the election of directors. In matters other than the election of directors, abstentions are counted as votes against in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by Merisel. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Board of Directors presently consists of seven members divided into three classes serving staggered terms, with one class of directors elected annually. Class I consists of three directors and each of Class II and Class III consists of two directors. At the Annual Meeting, the terms of the two present directors constituting Class II will expire. The term of the directors in Class III extends through the next succeeding annual meeting of stockholders, and the term of the directors in Class I extends through the second succeeding annual meeting of stockholders. The table below indicates the names of the directors in each class.

        Class I                      Class II                    Class III
Albert J. Fitzgibbons III       Bradley J. Hoecker         Thomas P. Mullaney
James E. Illson                 Dr. Arnold Miller          Dwight A. Steffensen
Lawrence J. Schoenberg

         In May 1998, Robert J. McInerney, former President of the Company, resigned as a Class II director. In March 1999, Stephen M. McLean resigned as a Class III director. Effective thereafter, the Board of Directors decreased the size of the Board from nine to seven.

         The Board of Directors has nominated the two incumbent Class II directors named above for election as Class II directors at the Annual Meeting. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. Each director elected at the Annual Meeting will be elected for a term that will expire at the third succeeding Annual Meeting of Stockholders.

         If, by reason of death or other unexpected occurrence, any one or more of such nominees should for any reason become unavailable for election (although management knows of no reason to anticipate that this will occur), the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.


Information Regarding Nominees and the Board of Directors

         The nominees for election as Class II directors and all current Class I and III directors are listed below, together with their ages and all Company positions and offices held by them.

              Name                         Age                                    Position
              ----                         ---                                    --------
Dwight A. Steffensen............           55           Chairman of the Board of Directors and Chief Executive
                                                        Officer
James E. Illson.................           46           President, Chief Operating Officer, Assistant Secretary and
                                                        Director
Albert J. Fitzgibbons III.......           53           Director
Bradley J. Hoecker..............           37           Director
Dr. Arnold Miller...............           70           Director
Thomas P. Mullaney..............           66           Director
Lawrence J. Schoenberg..........           66           Director

         The business experience, principal occupations and employment during at least the last five years of each of the nominees for election as Class II directors and each of the Class I and III directors, together with their periods of service as directors and officers of the Company, as applicable, are set forth below.

         Dwight A. Steffensen. Mr. Steffensen was elected as Chief Executive Officer and Chairman of the Board of the Company in February 1996 and also served as President from March 1998 to August 1998. Mr. Steffensen has been a member of the Board of Directors since August 1990. From January 1985 to March 1992, Mr. Steffensen served as a Director and Executive Vice President of Bergen Brunswig Corporation ("Bergen"), a pharmaceuticals distributor. From April 1992 to October 1995, Mr. Steffensen served as President and Chief Operating Officer of Bergen. In January 1996, he resigned from Bergen's Board of Directors.

         James E. Illson. Mr. Illson has been a member of the Board of Directors since December 1997. Mr. Illson joined the Company in August 1996 as Senior Vice President and Chief Financial Officer, became Executive Vice President - Operations and Finance in March 1998 and became President and Chief Operating Officer in August 1998. Prior to joining Merisel, Mr. Illson served as Senior Vice President and Chief Financial Officer for Bristol Farms, a Southern California-based grocery chain, where he was responsible for managing all financial operations, including implementing business plans, reporting and control systems, and developing short-term and long-term capital strategies. He joined Bristol Farms in 1995. From 1992 to 1995, Mr. Illson was a partner with Kidd, Kamm & Co., a private equity investment firm where he was responsible for activities relating to the acquisition and expansion of portfolio companies. Prior to that, Mr. Illson spent more than 13 years with Deloitte & Touche's reorganization advisory services group.

         Albert J. Fitzgibbons III. Mr. Fitzgibbons has been a member of the Board of Directors since December 1997. Mr. Fitzgibbons is a Partner and a Director of Stonington Partners, Inc. ("Stonington"), a position that he has held since 1993, and a Partner and a Director of Stonington Partners, Inc., II ("Stonington II"). He has also been a Director of Merrill Lynch Capital Partners, Inc. ("MLCP"), a private investment firm associated with Merrill Lynch & Co. ("ML&C"), since 1988 and a Consultant to MLCP since 1994. He was a Partner of MLCP from 1993 to 1994 and Executive Vice President of MLCP from 1988 to 1993. Mr. Fitzgibbons was also a Managing Director of the Investment Banking Division of ML&C from 1978 to July 1994. Mr. Fitzgibbons is also a director of Borg-Warner Security Corporation, Dictaphone Corporation and United Artists Theater Circuit, Inc.

         Bradley J. Hoecker. Mr. Hoecker has been a member of the Board of Directors since December 1997. Mr. Hoecker is a Partner and Director of Stonington and a Partner and Director of Stonington II. Prior to being named partner in 1997, Mr. Hoecker was a Principal of Stonington since 1993. He has been a Consultant to MLCP since 1994 and was an Associate in the Investment Banking Division of MLCP from 1989 to 1993. From 1984 to 1987, Mr. Hoecker was employed by Bankers Trust Company. Mr. Hoecker is also a director of Packard BioScience Company.

         Dr. Arnold Miller. Dr. Miller was elected to the Board of Directors in August 1989. Since its formation in 1987, he has been President of Technology Strategy Group, a consulting firm organized to assist businesses and government in the fields of corporate strategy development, international technology transfer and joint ventures, as well as business operations support. Prior to forming Technology Strategy Group, Dr. Miller was employed at Xerox Corporation, a computer products and information services company, for 14 years, where his most recent position was Corporate Vice President with responsibility for worldwide electronics operations.

         Thomas P. Mullaney. Mr. Mullaney has been a member of the Board of Directors since December 1997. Mr. Mullaney served as the President and a Director of Merisel, Inc. (under its former name, Softsel Computer Products, Inc.) from 1985 to 1986. For the past five years, Mr. Mullaney has functioned as an investment partner in and/or advisor to a variety of public and private businesses, none of which are subsidiaries of or otherwise related to the Company in any material way. In addition, Mr. Mullaney currently serves as a director of Ducommon Inc.

         Lawrence J.  Schoenberg.  Mr.  Schoenberg  was elected to the Board of
Directors  following  the  acquisition  by the  Company  of  Microamerica,  Inc.
("Microamerica") in April 1990. Mr. Schoenberg had previously served as a director of Microamerica from 1983 to April 1990. From 1967 through 1990, Mr. Schoenberg served as Chairman of the Board and Chief Executive Officer of AGS Computers, Inc. ("AGS"), a computer software company. From January to December

1991, Mr. Schoenberg served as Chairman and as a member of the executive committee of the Board of Directors of AGS. Mr. Schoenberg retired from AGS in 1992. He is also a director of Sungard Data Services, Inc., Government Technology Services, Inc. and Cellular Technology Services, Inc.

Committees and Meetings of the Board of Directors

         The Company's Board of Directors met eight times during 1998. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which he served that occurred during the portion of 1998 that such individual served as a director.

         The Board of Directors maintains an Audit Committee, which is currently comprised of Dr. Miller and Mr. Hoecker. The Audit Committee met six times in 1998. The duties of the Audit Committee include, among other things, reviewing the Company's annual financial statements and the results of each audit by the Company's independent accountants, consulting and meeting with the Company's independent accountants, auditors and Chief Financial Officer and other finance and accounting personnel concerning various matters, including the adequacy of internal controls, reviewing potential conflict of interest situations, where appropriate, and reporting and making recommendations to the full Board of Directors regarding such matters.

         The Board of Directors maintains a Compensation Committee, which is currently comprised of Messrs. Fitzgibbons and Mullaney. The Compensation Committee met six times in 1998. The Compensation Committee's primary purposes are to establish policies relating to the compensation of the Company's executive officers and other key employees, administer the Company's compensation plans, including employee stock options plans, and consider and make recommendations to the Board of Directors concerning other compensation matters. The Compensation Committee is authorized to make recommendations to the Board of Directors concerning the compensation of the Company's Chief Executive Officer, to determine the compensation of the Company's President, Chief Operating Officer, Chief Financial Officer and other executive officers, to approve on an annual basis the Company's management bonus plan and to make grants of stock options and other stock related incentive compensation awards.

         The Board of Directors maintains a Nominating Committee, which is currently comprised of Messrs. Schoenberg, Fitzgibbons and Hoecker. The purposes of the Nominating Committee are to recommend persons for membership on the Board and to establish criteria and procedures for the selection of new directors. There are no procedures established to accept nominees recommended by the Company's stockholders. The Nominating Committee did not meet during 1998.


Director Compensation

         Each nonemployee director is entitled to receive an annual retainer fee of $24,000, $1,000 for each Board of Directors meeting attended ($500 for meetings held telephonically), $1,000 quarterly for acting as the chairman of a committee of the Board of Directors and $500 for each committee meeting attended plus reimbursement for travel expenses incurred in attending Board of Directors and committee meetings. Messrs. Fitzgibbons and Hoecker have waived their rights to receive any compensation for services as directors other than reimbursement of travel expenses. Since the beginning of 1998, Dr. Miller has also received $52,000 in fees for consulting services, including services provided by him in his role as governance director, a position he held from 1995 through May 1998.

         The Company's 1992 Stock Option Plan for Nonemployee Directors (the "Nonemployee Director Plan") provides for annual grants of nonqualified stock options to purchase 1,000 shares of Common Stock to each member of the Company's Board of Directors who is not otherwise an employee or officer of the Company or any subsidiary of the Company. No stock options were granted under the Nonemployee Director Plan during 1997 or 1998, and in March 1998 the Board of Directors voted to suspend the Plan. Beginning in 1998, nonemployee directors were able to elect on a annual basis to take up to 25 percent of their annual retainer fee in shares of Common Stock in lieu of cash, based on the market price of the Common Stock on the first day of the quarter following each annual meeting of stockholders.


Ownership Of Common Stock

         The following table sets forth as of March 31, 1999 certain information regarding beneficial ownership of Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of such date, each director, each executive officer or former executive officer of the Company named below under the caption "Executive Compensation - Summary Compensation Table," and all directors and executive officers (including such former executive officers), as a group. Unless otherwise indicated, the stockholders have sole voting and investment power with respect to shares beneficially owned by them, subject to community property laws, where applicable.

                                                 Amount and Nature of Beneficial      Percent of
                Name and Address                             Ownership               Shares Owned
                ----------------                             ---------               ------------
Albert J. Fitzgibbons III...................                    -0-  (1)                   *
Bradley J. Hoecker..........................                    -0-  (1)                   *
James E. Illson.............................                223,015  (2)(3)                *
Timothy N. Jenson...........................                109,424  (3)(4)                *
Robert J. McInerney.........................                185,000  (5)                   *
Dr. Arnold Miller...........................                  7,000  (6)                   *
Thomas P. Mullaney..........................                  4,042  (7)                   *
Phoenix Acquisition Company II, L.L.C.......             50,000,000  (8)                62.28%
  767 5th Avenue, 48th Floor
  New York, New York 10153
Kristin M. Rogers...........................                 39,600  (3)(9)                *
Lawrence J. Schoenberg......................                365,584  (6)                   *
Dwight A. Steffensen........................                900,000  (10)                1.11%
Karen A. Tallman............................                 74,220  (3)(11)               *
All Directors and Executive Officers........              1,912,867  (3)(12)             2.34%
  as a Group (12 Persons)

*Less than 1%
(1) Each of Messrs. Fitzgibbons and Hoecker is a director or partner of certain affiliates of Phoenix Acquisition Company II, L.L.C. ("Phoenix") and, therefore, may be deemed to beneficially own the 50,000,000 shares of Common Stock beneficially owned by Phoenix. Each of Messrs. Fitzgibbons and Hoecker disclaims such beneficial ownership. The address of each of Messrs. Fitzgibbons and Hoecker is the same as that given for Phoenix.
(2) Includes 213,500 shares issuable with respect to stock options exercisable within 60 days after March 31, 1999.
(3) Includes shares held in the Company's 401(k) Plan for the accounts of the following individuals: Mr. Illson - 515; Mr. Jenson - 624; Ms. Rogers - 2,100; and Ms. Tallman - 6,720.
(4) Includes 64,200 shares issuable with respect to stock options exercisable within 60 days after March 31, 1999.
(5) Consists solely of shares issuable with respect to stock options exercisable within 60 days after March 31, 1999.
(6) Includes 5,000 shares issuable with respect to stock options exercisable within 60 days after March 31, 1999.
(7) Includes 2,042 shares issued in the name of Thomas P. Mullaney and Carol Ann Mullaney, trustees of the Mullaney Family Trust.
(8) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13D filed by Phoenix pursuant to Section 13(d) of the Securities Exchange Act of 1934. Stonington Capital Appreciation 1994 Fund, L.P. (the "Fund") is the sole member of Phoenix. Stonington Partners, L.P. ("Stonington LP") is the general partner of the Fund, and Stonington Partners, Inc. II ("Stonington II") is the general partner of Stonington LP. The Fund is managed by Stonington. The following individuals are the directors and/or officers of Stonington and Stonington II and have shared voting and dispositive powers with respect to the Common Stock held by Phoenix: Alexis P. Michas; James J. Burke, Jr.; Robert F. End; Albert
    J. Fitzgibbons III; Bradley J. Hoecker; and Scott M. Shaw. Stonington LP, Stonington II, Stonington and each of the directors and officers of Stonington II and Stonington disclaim beneficial ownership of these shares.
(9) Includes 37,500 shares issuable with respect to stock options exercisable within 60 days after March 31, 1999.
(10)Includes 700,000 shares issuable with respect to stock options exercisable within 60 days after March 31, 1999.
(11)Includes 67,500 shares issuable with respect to stock options exercisable within 60 days after March 31, 1999.
(12)Includes 625,208 shares issuable with respect to stock options exercisable within 60 days after March 31, 1999.


Executive Officers

         Set forth in the table below are the names, ages and offices held by all executive officers of the Company.

                         Name                         Age                             Position
                         ----                         ---                             --------
         Dwight A. Steffensen...............           55         Chairman of the Board of Director
                                                                  and Chief Executive Officer
         James E. Illson....................           46         President, Chief Operating Officer and Assistant
                                                                  Secretary
         Timothy N. Jenson..................           40         Chief Financial Officer, Senior Vice President,
                                                                  Finance, and Assistant Secretary
         Kristin M. Rogers..................           41         Senior Vice President, General Manager,
                                                                  U.S. Distribution
         Ronald S. Smith....................           58         President, Merisel Canada Inc.
         Karen A. Tallman...................           42         Vice President, General Counsel and Secretary

     Executive officers of the Company are elected by and serve at the discretion of the Board of Directors. Set forth below is a brief description of the business experience for the previous five years of all executive officers except those who are also directors. For information concerning the business experience of Mr. Steffensen and Mr. Illson, see "Information Regarding Nominees and the Board of Directors" above.

     Timothy N. Jenson. Mr. Jenson joined the Company in 1993 as Vice President and Treasurer and became Senior Vice President Finance and Treasurer in 1998.
From 1989 to 1993, Mr. Jenson served as Vice President at Citicorp North America, Inc. where he provided financial services, banking products and advisory services to multinational corporations, including the Company Previously, Mr. Jenson served as Vice President of Corporate Banking at Bank of America for five years where he provided mid-size companies with lines of credit, term loans and cash management products.

     Kristin M. Rogers. Ms. Rogers rejoined Merisel in May 1998 as Senior Vice President and General Manager, U.S. Distribution. From 1997 to 1998 Ms. Rogers served as Executive Vice President and General Manager, U.S. at MicroWarehouse, a reseller of computer products. From 1980 to 1997, Ms. Rogers was employed by Merisel, Inc. in several positions, most recently as Senior Vice President of Product and Inventory Management.

     Ronald S. Smith. Mr. Smith joined the Company in June 1998 as President of Merisel Canada Inc., the Company's Canadian subsidiary. From October 1997 to June 1998, Mr. Smith was employed by Dynatek and Cygnet as President and Chief Executive Officer. From November 1994 to September 1997, Mr. Smith served as
President and Chief Executive Officer of NCR Canada Ltd., a computer manufacturer. Previously, Mr. Smith served as President of Amdahl Canada Ltd., a manufacturer of mainframes.

     Karen A. Tallman. Ms. Tallman joined the Company in 1997 as Vice President, General Counsel and Secretary. From 1992 to 1997, Ms. Tallman was employed by CB Commercial Real Estate Group, Inc., most recently in the positions of Vice President, Secretary and Senior Counsel. Previously, Ms. Tallman was a corporate attorney for nine years at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP.

Executive Compensation

         Summary Compensation Table

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company in 1998 and one former executive officer of the Company for whom disclosure would have been provided had he been an executive officer of the Company as of December 31, 1998.

                                                                             Long Term
                                                                            Compensation
                                              Annual Compensation            Awards(2)             All Other
Name and Principal Position      Year       Salary($)(1) Bonus($)(1)      SARs/Options(#)      Compensation($)(3)

Dwight A. Steffensen          1998           505,000         378,750                -0-                2,365
  Chairman of the Board       1997           505,000         378,750            500,000            1,805,760
  of Directors and Chief      1996(4)        435,077         313,625            500,000                3,360
  Executive Officer
  Officer

James E. Illson               1998           300,000         132,952                -0-                6,510
  President and Chief         1997           225,000         109,375            425,000              128,914
  Operating Officer           1996(4)         82,200          19,310             75,000                  -0-

Timothy N. Jenson             1998           199,423          70,625                -0-                4,800
  Senior Vice President -     1997           187,370          84,687            138,000                3,200
  Finance and Chief           1996           173,870          82,810             12,000                  -0-
  Financial Officer

Kristin M. Rogers             1998(4)        153,850          48,420            150,000               17,862
  Senior Vice President       1997(5)        109,397          47,500                -0-               61,641
  and General Manager,        1996           173,385          68,750             50,000               25,000
  U.S. Distribution

Karen A. Tallman              1998           160,000          35,000                -0-                2,815
  Vice President, General     1997(4)         80,000          10,879            150,000                  -0-
  Counsel and Secretary       1996               -0-             -0-                -0-                  -0-

Robert J. McInerney           1998           204,231          75,000                -0-                  -0-
  Former President and Chief  1997(4)(5)     265,380         107,690            500,000               49,548
  Operating Officer           1996               -0-             -0-                -0-                  -0-


(1) Portions of the salary and/or bonus earned by named executive officers may be deferred pursuant to the Company's executive deferred compensation plan (the "Deferred Compensation Plan"), which was adopted by the Board of Directors in 1990. Under the Deferred Compensation Plan, executive officers may elect on an annual basis to defer any portion of their pre-tax compensation until retirement or termination of employment. The Company will pay participants in the Deferred Compensation Plan, upon retirement or termination of employment, an amount equal to the amount of deferred compensation plus a guaranteed return at a specified rate that is no less than a base interest rate. In addition, upon the death of a participant the Company will pay a death benefit to a named beneficiary.

(2) At December 31, 1997, the only long-term compensatory arrangement the Company had for its executive officers was its stock-based incentive plans, grants under which are listed in the Summary Compensation Table. For Mr. Steffensen, the amount listed for 1996 consists of stock appreciation rights covering 500,000 hypothetical shares of Common Stock, which in December 1997 Mr. Steffensen, pursuant to his employment agreement, elected to convert to an option to purchase an equivalent number of shares. On December 22, 1997 the Board of Directors granted stock options under the Company's 1997 Stock Award and Incentive Plan, including stock options in exchange for previously granted employee stock options that were then outstanding and that had an exercise price greater than the then market price of the Common Stock, subject to the agreement of each optionee to cancel the outstanding options. The amounts listed for 1997 include options for the following number of shares issued in exchange for canceled options to the following individuals: Mr. Steffensen - 4,000; and Mr. Jenson - 27,500.

(3) Includes premiums paid by the Company on behalf of Messrs. Steffensen and Illson for term life insurance coverage pursuant to their respective employment agreements with the Company as follows: Mr. Steffensen - $2,365 in 1998, $5,760 in 1997 and $3,360 in 1996; and Mr. Illson - $1,710 in 1998
     and $714 in 1997. Includes amounts contributed by the Company to the Company's 401(k) plan as follows: Mr. Illson - $4,800 in 1998 and $3,200 in 1997; Mr. Jenson - $4,800 in 1998 and $3,200 in 1997; Ms. Rogers - $2,355
     in 1998; and Ms. Tallman - $2,815 in 1998. For Messrs. Steffensen and Illson, the amounts listed for 1997 include payments made in the first quarter of 1998 of $1,800,000 to Mr. Steffensen and $125,000 to Mr. Illson pursuant to the terms of their respective employment agreements with the Company, which amounts were payable by reason of the change of control that occurred in December 1997. For Mr. McInerney the amount listed for 1997 consists of relocation expenses. For Ms. Rogers, the amount listed for 1998 includes $15,507 of relocation expenses; the amount listed for 1997 includes $25,000 in loan forgiveness and $36,641 for a related tax gross-up payment; and the amount listed for 1996 consists of loan forgiveness.

(4) The employment of Mr. Steffensen, Mr. Illson, Ms. Rogers, Ms. Tallman and Mr. McInerney commenced on February 12, 1996, August 12, 1996, May 11, 1998, June 23, 1997 and February 3, 1997, respectively.

(5) The resignations of Ms. Rogers and Mr. McInerney were effective on April 1, 1997 and March 11, 1998, respectively.


Options in 1998

         The following tables summarize stock option grants and exercises during 1998 to or by the persons named under "Summary Compensation Table" above and the value of the options held by such persons at the end of 1998.

                                              Stock Option Grants in 1998

                                                   Individual Grants
                                --------------------------------------------------------

                                   Number of     Percent of                             Potential Realizable Value
                                  Securities    Total Options                           at Assumed Annual Rates of
                                  Underlying     Granted to    Per Share               Stock Price Appreciation for
                                    Options       Employees     Exercise   Expiration       Option Term($)(1)
              Name                Granted(#)     in 1998(%)     Price($)      Date             5%($) 10%($)
Dwight A. Steffensen............      -0-            ---          ---          ---          ---           ---
James E. Illson.................      -0-            ---          ---          ---          ---           ---
Timothy N. Jenson...............      -0-            ---          ---          ---          ---           ---
Kristin M. Rogers...............    150,000        25.71%        3.1875      5/11/08      330,740       762,131
Karen A. Tallman................      -0-            ---          ---          ---          ---           ---
Robert J. McInerney.............      -0-            ---          ---          ---          ---           ---


(1) Potential realizable value for each grant is determined by taking the market value per share at the time of the grant (which in each case is equal to the exercise price) and applying the stated annual appreciation rate compounded annually for the remaining term of the option, subtracting the exercise price at the end of that period and multiplying that number by the number of options granted. Actual gains, if any, recognized by any individual are dependent on the future performance of the Common Stock and on overall market conditions. There can be no assurance that the potential realizable values reflected in this table will be achieved.

                       Aggregated Option Exercises in 1998
                      and Value of Options at 1998 Year End

                                                           Number of Securities            Value of Unexercised
                              Shares                      Underlying Unexercised         In-the-Money Options at
                            Acquired on     Value     Options at Fiscal Year End (#)     Fiscal Year End ($) (1)
                                                                                         -----------------------
           Name            Exercise (#) Realized ($) Exercisable      Unexercisable    Exercisable   Unexercisable
           ----            ------------ ------------ -----------      -------------    -----------   -------------
Dwight A. Steffensen.....       -0-          ---         700,000          300,000            ---           ---
James E. Illson..........       -0-          ---         213,500          286,500            650           ---
Timothy N. Jenson........       -0-          ---          64,200           85,800          2,953         2,628
Kristin M. Rogers........       -0-          ---             ---          150,000            ---           ---
Karen A. Tallman.........       -0-          ---          48,750          101,250         14,062        42,187
Robert J. McInerney......     29,000       26,750        141,000           50,000          7,875        18,750
----------

(1) Value is determined by subtracting the exercise price of each option held by the named person from $2.375, the fair market value of the Common Stock as of December 31, 1998, and multiplying the resulting number by the number of underlying shares of Common Stock.

         Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee of the Board of Directors, who are appointed by the Board of Directors, are Messrs. Fitzgibbons and Mullaney.

         Compensation Committee Report on 1998 Executive Compensation

         The Compensation Committee (the "Committee") of the Board of Directors is currently comprised of Messrs. Fitzgibbons and Mullaney. The Committee is authorized to make recommendations to the Board of Directors concerning the compensation of the Company's Chief Executive Officer, to determine the compensation of the Company's President, Chief Operating Officer, Chief Financial Officer and other executive officers, to approve on an annual basis the Company's management bonus plan and to make grants of stock options and other stock related incentive compensation awards. In 1998, the Board of Directors approved all of the Committee's recommendations regarding executive compensation, as submitted. Additionally, each member of the Board of Directors who is also an executive officer does not participate when the Board of Directors reviews his compensation.

         As required by rules designed to enhance the disclosure of Merisel's executive compensation policies and practices, the following is the Committee's report addressing the compensation of the Company's executive officers for 1998.

         Compensation Policy. The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term objectives, and its ability to attract and retain qualified executive officers. The Committee attempts to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of internal strategic objectives and (b) stock options or other stock-based incentive awards through the Company's stock option and similar plans. The Committee believes that cash compensation in the form of salary and bonus provides Company executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options or other stock-based awards encourages growth in management stock ownership, which in turn leads to the expansion of management's stake in the long-term performance and success of the Company.

         Base Salary and Bonuses. The base salary levels of executive officers in 1998 were not increased as part of an across-the-board salary increase, however, certain executives received salary increases that primarily consisted of merit increases, increases in connection with a promotion or increases based on a review of salaries being paid for similar positions in the industry. The compensation of newly hired executives is generally determined based upon the individual's previous experience and industry standards for compensation paid to employees with comparable responsibilities.

         In March 1998, the Committee approved the Merisel, Inc. 1998 Management Incentive Plan (the "Incentive Plan"). The Incentive Plan is an annual plan that provides for quarterly payments based on quarterly financial results. Payments are based primarily on achievement of operating plan objectives, which consist of both consolidated pre-tax net income objectives and profit contribution objectives for each business segment. An individual's bonus may be based on one or both of those objectives. Payment of bonuses based on the profit contribution of a business segment is contingent on achievement of a minimum consolidated pre-tax net income. The Company achieved its consolidated pre-tax net income objectives for the first three quarters of 1998 and did not achieve it for the fourth quarter. Accordingly, individuals whose bonuses were based entirely on consolidated pre-tax net income, which included Messrs. Steffensen, Illson and Jenson and Ms. Tallman, received 100% of their target bonus amounts for the first three quarters and no bonus for the fourth quarter.

         Stock Options. The Company has adopted a long-term incentive compensation strategy to provide incentives and reward management's contribution to the achievement of long-term Company performance goals, as measured by the market value of the Common Stock. In determining the amount of option grants to an individual, the Committee considers, among other things, the level of responsibility, position, contribution and anticipated performance requirements of such individual as well as prior grants to such individual and grants to individuals in comparable positions. Because of the substantial stock option grants made in 1997, no stock option or other stock-based incentive awards were granted to any executive officers in 1998, other than to Ms. Rogers and Mr. Smith upon commencement of their employment in 1998.

         Compensation of Chief Executive Officer. Dwight A. Steffensen joined the Company in February 1996 as its Chief Executive Officer. The salary earned by Mr. Steffensen for 1998 and 1997 was $505,000 and for 1996 was $435,077 (the prorated amount based on an annual salary of $505,000), which is comparable to the compensation package of Mr. Pickett, the Company's former Chief Executive Officer. Mr. Steffensen's base salary was based upon Mr. Steffensen's 12 years of experience at Bergen Brunswig Corporation and the Committee's belief that Mr. Steffensen's experience would be instrumental in effecting the restructuring of the Company's operational and capital structure and in helping to bring the Company back to profitability. In addition, prior to entering into an employment agreement with Mr. Steffensen, the Company engaged an executive compensation consultant to conduct a study to assess the entire compensation package offered to Mr. Steffensen and to determine if the compensation package was reasonable and competitive with current industry standards for executives in similar positions. In assessing Mr. Steffensen's compensation package, the executive compensation consultant engaged by the Company reviewed the compensation of chief executive officers of a peer group of six public companies as disclosed in such companies' proxy statements and a published industry survey of executive compensation in the technology industry.

         Pursuant to the terms of his employment agreement with the Company, Mr. Steffensen received bonuses during 1998 based on the Company's actual financial performance in relation to objectives set forth in the Board approved operating plan.

         Corporate Tax Deduction on Compensation. To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various compensation. Some types of compensation and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws also affect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Committee's control, the Committee intends to limit executive compensation in ordinary circumstances to that deductible under Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Committee may utilize alternatives (such as deferring compensation) for qualifying executive compensation for deductibility and may rely on grandfathering provisions with respect to existing contractual commitments.

                            Albert J. Fitzgibbons III
                               Thomas P. Mullaney

         Stock Price Performance Graph

         The following graph compares the total cumulative stockholder return on the Common Stock from December 31, 1993 to December 31, 1998 to that of the Standard & Poor's MidCap Index, an index that includes 400 companies with a total capitalization of $878 billion as of December 31, 1998, and (b) a combination, assuming investment on a weighted average basis, of the Standard & Poor's Computer Systems Index and the Standard & Poor's Computer Software & Services Index over the same period. The graph assumes that the value of an investment in Common Stock and in each such index was $100 on December 31, 1993, and that all dividends have been reinvested. Cumulative total stockholder return consists of change in stock price and cumulative dividends, assuming dividend reinvestment.

                   COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, PEER GROUP AND BROAD MARKET

                     [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period                                                 BROAD
(Fiscal Year Covered)      MERISEL, INC.       PEER GROUP          MARKET
-----------------------    -------------       ----------        -----------
Measurement Pt - 1993         $100                $100              $100
FYE 1994                      $ 43.54             $133.72           $ 96.42
FYE 1995                      $ 23.81             $187.29           $124.04
FYE 1996                      $  9.01             $281.22           $147.86
FYE 1997                      $ 23.81             $400.22           $195.55
FYE 1998                      $ 12.93             $728.26           $223.76


Employment and Change of Control Arrangements

         On February 3, 1997, the Board of Directors of the Company approved the terms of an employment agreement between the Company and Mr. Steffensen. The agreement is effective as of February 12, 1997 and has a three-year term (unless earlier terminated pursuant thereto).

         Pursuant to his employment agreement, Mr. Steffensen will serve as Chairman of the Board and Chief Executive Officer of the Company with an annual salary of $505,000 (subject to such discretionary meritorious increases as the Board determines), and a quarterly bonus based on the Company's financial performance up to a maximum of $126,250 per quarter (a minimum bonus of $75,750 for the first quarter of 1997 was payable if the Company met certain performance goals and realized net income in any subsequent quarter). Mr. Steffensen is also entitled to receive certain other benefits, including specified fees for legal and accounting services, the payment of business and automobile expenses, and term life insurance coverage in the amount of $1,000,000.

         The agreement entitles Mr. Steffensen to continue to vest, on a deferred basis, in 500,000 stock appreciation rights ("SARs") granted to him under his former employment contract. The SARs had an exercise price of $2.8175 per share and, pursuant to the agreement, became fully vested in the event of a "Sale of the Company" (as defined in the agreement). The change of control that occurred in December 1997 resulted in a Sale of the Company on December 19, 1997, at which time Mr. Steffensen, pursuant to his employment agreement, elected to convert his SARs (which were fully vested) into options to purchase an equivalent number of shares for the same exercise price. The agreement also provides Mr. Steffensen with a lump-sum bonus of $790,000 in the event of the Sale of the Company during the term of the agreement, provided that the right to receive this payment will not survive the first anniversary of such term unless approved by the Board. Also pursuant to his employment agreement, in the event of the Sale of the Company, Mr. Steffensen is subject to specified covenants of noncompetition, nonsolicitation and confidentiality, and is entitled to receive a lump sum payment of $1,010,000 in consideration for his compliance with such covenants. Because the change of control that occurred in December 1997 resulted in a Sale of the Company, payments totaling $1,800,000 were made to Mr. Steffensen.

         If his employment is terminated by the Company during the term of the agreement, other than for "Cause" (as defined in the agreement), Mr. Steffensen will be entitled to receive his base salary for the remainder of such term and a pro rata share of any performance bonus payable for the quarter in which the termination occurs. If any payment to Mr. Steffensen becomes subject to an excise tax under Section 4999 of the Internal Revenue Code, he will receive a gross-up payment from the Company equal to 75% of such tax.

         In August 1996 the Company entered into an employment agreement with Mr. Illson providing for his service as the Company's Chief Financial Officer and Senior Vice President for a three-year period with an annual salary of $225,000, subject to such discretionary meritorious increases as the Board determines, and an annual bonus of up to $125,000, one quarter of which is to be earned and paid quarterly based on achievement of financial and performance objectives. Mr. Illson is also entitled to receive certain other benefits, including term life insurance coverage in the amount of $1,000,000. Mr. Illson's agreement, as amended, also provides for him to receive a bonus of $125,000 upon the successful restructuring (as defined) of the Company's outstanding indebtedness or upon a Sale of the Company (as defined). Because the change of control that occurred in December 1997 resulted in a Sale of the Company, a payment of $125,000 was made to Mr. Illson.

         Under his employment agreement, if Mr. Illson's employment is terminated other than as a result of (i) "Termination for Cause" (as defined in the agreement), (ii) his death or permanent disability or (iii) his resignation without "Good Reason" (as defined in the agreement), then the Company will pay Mr. Illson in a lump sum an amount equal to his annual base salary plus the average of the annual bonus received by him over the prior three-year period (excluding bonus amounts guaranteed but not otherwise earned by performance), as well as reimbursement for any COBRA continuation payments he makes under the Company's health plans (including a gross-up to account for any taxes payable with respect to such reimbursement) for a twelve month period following his termination. If Mr. Illson's employment is terminated within one year following a Sale of the Company other than for the reasons described in the preceding sentence, then the Company will pay Mr. Illson in a lump sum an amount equal to one and one-half times his annual base salary plus one and one-half times the average of the annual bonus received by him over the prior three-year period (excluding bonus amounts guaranteed but not otherwise earned by performance), as well as reimbursement for COBRA continuation payments (plus a gross up for applicable taxes) for an eighteen month period following his termination, and the Company shall recommend to the Compensation Committee of the Board of Directors to cause all remaining unvested options previously granted to Mr. Illson to vest.

         The Company has entered into a change of control agreement with Mr. Jenson which provides that if, within one year of a Change of Control of the Company (as defined in the agreement), Mr. Jenson's employment is terminated other than as a result of (i) "Termination for Cause" (as defined in the agreement), (ii) his death or permanent disability or (iii) his resignation without "Good Reason" (as defined in the agreement), the Company will make a lump-sum payment to Mr. Jenson equal to one year's base salary plus an amount equal to his annual performance bonus for the prior year and reimburse Mr. Jenson for any COBRA continuation payments he makes under the Company's health plans (including a gross-up to account for any taxes payable with respect to such reimbursement) for the one year following his termination.

         The Company has entered into a change of control agreement with Ms. Rogers which provides that if, within one year of a Change of Control of the Company (as defined in the agreement), Ms. Rogers' employment is terminated other than as a result of (i) "Termination for Cause" (as defined in the agreement), (ii) her death or permanent disability or (iii) her resignation without "Good Reason" (as defined in the agreement), or if Ms. Rogers resigns within six months after there has been a material reduction in her job responsibilities from those that existed immediately prior to the reduction, the Company will make a lump-sum payment to Ms. Rogers equal to one year's base salary, reimburse Ms. Rogers for any COBRA continuation payments she makes under the Company's health plans (including a gross-up to account for any taxes payable with respect to such reimbursement) for the one year following her termination or resignation and forgive the outstanding principal amount of the $150,000 housing loan made to Ms. Rogers in connection with her employment.

         The Company has entered into a change of control agreement with Ms. Tallman which provides that if, within one year of a Change of Control of the Company (as defined in the agreement), Ms.Tallman's employment is terminated other than as a result of (i) "Termination for Cause" (as defined in the agreement), (ii) her death or permanent disability or (iii) her resignation without "Good Reason" (as defined in the agreement), the Company will make a lump-sum payment to Ms. Tallman equal to one year's base salary plus an amount equal to her annual performance bonus for the prior year and reimburse Ms. Tallman for any COBRA continuation payments she makes under the Company's health plans (including a gross-up to account for any taxes payable with respect to such reimbursement) for the one year following her termination.

         Upon Mr. McInerney's resignation in March 1998, the Company entered into an agreement with Mr. McInerney under which the Company agreed to: (i) retain Mr. McInerney as an employee consultant for the period of May 1, 1998 through February 3, 1999 at a monthly salary of $12,500; (ii) continue health benefit coverage for Mr. McInerney until February 3, 1999; (iii) pay an amount equal to the bonus Mr. McInerney was entitled to receive for the first quarter of 1998; and (iv) reimburse Mr. McInerney for any business expenses incurred as a result of the consulting services provided by Mr. McInerney to the Company.


Certain Relationships and Related Transactions

         Merisel has entered into Indemnity Agreements with each of its directors and executive officers, which agreements require Merisel, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers, employees or agents of Merisel (other than liabilities arising from conduct in bad faith or which is knowingly fraudulent or deliberately dishonest), and, under certain circumstances, to advance their expenses incurred as a result of proceedings brought against them.

         Under the terms of Ms. Rogers' employment by the Company as its Senior Vice President and General Manager of U.S. Distribution, the Company agreed to make a housing loan to Ms. Rogers in the amount of $150,000. The principal of such loan will be forgiven based on the number of years Ms. Rogers has been employed by the Company from her date of employment in 1998 as follows: two years - 10%; three years - 20%; four years - 30%; and five years - 40%. In addition, the Company will forgive the principal amount of the loan in its entirety under certain circumstances as set forth in a change of control agreement between Ms. Rogers and the Company. See "Employment and Change of Control Arrangements" above. The interest rate on such loan is 7.5% per annum and is payable quarterly. The loan has not yet been made.

         The Company made a loan to Mr. Jenson in the amount of $65,000 for the sole purpose of purchasing shares of the Company's common stock. The loan is interest free and the entire principal amount will be forgiven on the earlier of
(i) the date the Company releases its earnings for fiscal year 1999, provided that the Company's pre-tax net income equals at least a specified amount, and
(ii) March 2, 2001. In addition, the entire principal amount of the loan will be forgiven upon termination of Mr. Jenson's employment by the Company other than as a result of Termination for Cause or resignation by Mr. Jenson without Good Reason (as defined in the change of control agreement between the Company and Mr. Jenson). The entire principal amount of the loan will be due and payable 90 days after termination of Mr. Jenson's employment by the Company for reasons other than as described herein.

         The Revolving Credit Agreement and Convertible Promissory Note (the "BT Note") entered into in January 1998 by the Company and Merisel Americas, Inc. ("Merisel Americas") with Bankers Trust Company ("BT") expired in accordance with its terms on July 2, 1998. No amounts were outstanding under the BT Note on the expiration date. The BT Note permitted borrowings thereunder by Merisel Americas of up to $46,500,000 outstanding at any one time. In order to induce BT to enter into the BT Note, Stonington Capital Appreciation 1994 Fund, L.P. (the "Fund"), the sole owner of Phoenix, which owns approximately 62.3% of the outstanding shares of Common Stock, caused its wholly owned subsidiary Stonington Financing Inc. ("SFI") to enter into a note put agreement (the "Note

Put Agreement") with BT. Pursuant to the Note Put Agreement, BT had the right to require SFI to purchase the BT Note in the event of a default by Merisel Americas, including failure to pay the BT Note at maturity. In the event SFI purchased the BT Note pursuant to the Note Put Agreement, the BT Note was convertible into shares of Common Stock at the option of SFI at a conversion rate equal to the average closing price of the Common Stock on NASDAQ for the fifteen trading days immediately preceding the conversion.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports they file. Based on its review of the copies of such reports received by it and on written representations from such persons, the Company believes that, during 1998, all filing requirements applicable to its directors and executive officers were complied with except that a Form 4 reporting the acquisition of Common Stock of the Company was inadvertently filed late by Mr. Smith.

                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has appointed Deloitte & Touche LLP, certified public accountants, to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending December 31, 1998. Deloitte & Touche LLP has audited the Company's financial statements since 1981. A representative of that firm is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The Company has been advised that neither such firm, nor any of its partners or associates, has any direct or indirect financial interest in or any connection with the Company other than as accountants and auditors.


                                  OTHER MATTERS

         Management does not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on them in discretion.

         In order to be included in the proxy statement and proxy card relating to the Company's 2000 Annual Meeting of Stockholders, stockholder proposals must be received at the Company's executive offices at 200 Continental Boulevard, El Segundo, California 90245, addressed to the attention of the General Counsel, by December 14, 1999. Any stockholder proposal submitted after February 26, 2000 will be considered filed untimely with the Company under Rule 14a-4(c)(i) promulgated by the Securities and Exchange Commission. For proposals that are not received in a timely manner, the proxies solicited by the Board of Directors will confer discretionary authority to vote on any such proposal.


                                          By Order of the Board of Directors



                                          Karen A. Tallman
                                          Secretary


El Segundo, California
April 7, 1999

APPENDIX
                                   PROXY FORM

                                  MERISEL, INC.
                            200 Continental Boulevard
                             El Segundo, California

This Proxy is Solicited on Behalf of the Board of Directors of MERISEL, INC.

         The undersigned stockholder of Merisel, Inc., a Delaware corporation, acting under the Delaware General Corporation Law, hereby constitutes and appoints James E. Illson and Karen A. Tallman, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of said corporation to be held on May 19, 1999 8:00 a.m. at 200 Continental Boulevard, El Segundo, California, and at any adjournments thereof, and to vote, as follows:

The Board of Directors recommends a vote FOR all nominees listed in Proposal No. 1.

PROPOSAL NO. 1: To elect three Class II directors to the Board of Directors for terms expiring in 2002.

/X/      FOR ALL NOMINEES LISTED BELOW       /   / WITHHOLD AUTHORITY TO VOTE
         (EXCEPT AS INDICATED BELOW)               FOR ALL NOMINEES LISTED BELOW


                               Bradley J. Hoecker
                                Dr. Arnold Miller

Instructions: To withhold authority to vote for any individual nominee write in that nominee's name in the space provided:




         Said attorneys and proxies, and each of them, shall have the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to matters incident to the conduct of the Meeting; matters presented at the Meeting but which are not known to the Board of Directors at the time of the solicitation of this Proxy; and with respect to the election of any person as a director if a bona fide nominee for that office is named in the Proxy Statement and such nominee is unable to serve or for good cause will not serve.

   --------------------------------------------------------------------------

         A majority of the above-named proxies present at said Meeting, either in person or by substitute (or if only thereof shall be present and acting, then that one), shall have and exercise all powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1.

         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the Meeting and a copy of the Company's Annual Report on Form 10-K.





Signature of Stockholder


Dated:                              , 1999





Signature of Stockholder


Dated:                              , 1999


------------------------------------------------
Important:  In signing this proxy,  please sign
your names on the  signature  lines in the same
way as it is  stenciled  on  this  proxy.  When
signing    as    an     attorney,     executor,
administrator,   trustee  or  guardian,  please
give your full title as such.
EACH JOINT TENANT SHOULD SIGN.
------------------------------------------------